UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

HearUSA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

(e)           On March 31, 2010, the Compensation Committee of the Board of Directors of HearUSA, Inc. (the “Company”) authorized the issuance to the Company’s named executive officers of shares of common stock underlying certain restricted stock units granted in 2009 as a result of the achievement of Company performance objectives as demonstrated by the audited financial results for 2009.  In 2009, the Compensation Committee established target and maximum awards based on target and maximum net profit and net cash flow objectives for the Company.  The target and maximum to be earned by Mr. Hansbrough was 90,000 and 135,000; by Mr. Chouinard was 50,000 and 75,000; and by Mr. Punal was 30,000 and 45,000.  Based on achievement of the objectives just above the targets, each of the named executives earned the following:

Named Executive Officer	Number of Earned Shares for 2009 Performance
Stephen Hansbrough	98,805
Gino Chouinard	54,892
Francisco Punal	32,935

One-third of the earned shares vested on the determination date (March 31, 2010), and the remaining two-thirds will vest ratably on each of the next two anniversaries of the earnout date.

Also on March 31, 2010, the Compensation Committee authorized the payment of cash bonuses to the named executive officers pursuant to the 2009 cash bonus program.  Pursuant to this program, each executive officer had a minimum bonus amount and a maximum bonus amount based on a percentage of annual salary.  The minimum and maximum to be earned by Mr. Hansbrough was $69,225 and $210,000; by Mr. Chouinard was $62,932 and $175,000; and by Mr. Punal was $44,951 and $125,000.  Receipt of those bonus amounts are based one-half upon achievement by the Company of established adjusted net income levels and one-half upon the personal performance of the executive as determined by the Committee and, in the case of Messrs. Chouinard and Punal, upon the recommendation of Mr. Hansbrough.  Based on the audited financial results for 2009, the Committee determined that the target adjusted net income was achieved and exceeded by 10%.  The cash bonuses were thereby awarded based on this result and the Committee’s subjective assessments of the officers’ personal contributions to the Company’s results, as follows:

Named Executive Officer	Earned Bonus
Stephen Hansbrough	$99,408
Gino Chouinard	$82,840
Francisco Punal	$49,310

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc.
(Registrant)

Date: April 6, 2010	By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: Chairman and Chief Executive Officer